UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2017

AMEREN CORPORATION

(Exact name of the registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the meeting of the Human Resources Committee (the “Committee”) of the Board of Directors of Ameren Corporation (“Ameren”), held on December 7, 2017, the Committee approved new forms of award agreements for Ameren’s annual equity awards to be granted in 2018 and a new severance plan for its officers. Both actions are described in more detail below.

2018 Long Term Incentive Program

The following description explains certain changes to Ameren’s annual equity award grants for 2018 (the “2018 LTIP”).

Pursuant to the 2018 LTIP, annual equity award grants in 2018 consist of a mix of performance share units (“PSUs”) and restricted stock units (“RSUs”). Participants will receive 70% of the value of their award in the form of PSUs and 30% of the value of their award in the form of RSUs. Previously, participants received 100% of the value of their award in the form of PSUs. Both PSUs and RSUs are denominated in Ameren stock units and paid out in shares of Ameren common stock. Dividend equivalents accrue on both PSUs and RSUs, which are reinvested into additional PSUs or RSUs and vest at the same time and in the same proportion as the underlying awards.

The target number of Ameren stock units underlying PSUs and RSUs granted in 2018 will be determined by dividing the value of an award by the 30-trading-day average price of Ameren common stock prior to the start of the performance period. The target number of Ameren stock units underlying equity awards was previously determined by dividing the value of the award by the prior December share price average of Ameren common stock.

PSUs and RSUs granted in 2018 will only vest if a participant remains employed with Ameren through the payment date for the awards, except that awards will vest on a pro rata basis in the event of a participant’s earlier retirement or death. The payment date will occur in 2021 and must be no later than March 15, 2021. PSUs will vest between 0% and 200% of target stock units depending on Ameren’s total shareholder return (“TSR”) relative to its peer group during the performance period. However, PSU payouts will be capped at 150% of target stock units if Ameren’s TSR is negative over the performance period. PSU payouts were previously capped at 100% of target stock units if Ameren’s TSR was negative over the performance period.

The foregoing description does not purport to be complete, and is qualified in its entirety by reference to the full text of the forms of 2018 Performance Share Unit Award Agreement and 2018 Restricted Stock Unit Award Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2 hereto.

Executive Severance Plan

Pursuant to the Ameren Corporation Severance Plan for Ameren Officers (the “Severance Plan”), certain officers of Ameren and its participating subsidiaries, including the named executive officers of Ameren, Union Electric Company and Ameren Illinois Company, receive certain payments and benefits upon a termination of employment by Ameren without Cause (as defined in the Severance Plan) (an “Eligible Termination”). Officers who are terminated for Cause or who terminate employment due to death or Disability (as defined in the Severance Plan), among other reasons, are not eligible to receive payments or benefits under the Severance Plan.

Upon an Eligible Termination, Ameren’s named executive officers (and other members of Ameren’s Executive Leadership Team) receive the following payments and benefits (the “Severance”):

•	a lump sum payment equal to one times the sum of his or her annual base salary plus his or her target annual cash incentive award in effect at termination of employment.

•	A pro-rated annual cash incentive (bonus) payable based on actual performance for the year of termination.

•	If COBRA continuation coverage is elected, a subsidy benefit equal to 100% of the applicable cost, up to a maximum period of 12 months.

•	Up to $25,000 in outplacement career transition services for 12 months following an Eligible Termination.

In order to receive the Severance, such officers must sign and not revoke a release in a form acceptable to Ameren. This release may also include a requirement to comply with certain restrictive covenants to the extent applicable to an officer’s position.

The foregoing description does not purport to be complete, and is qualified in its entirety by reference to the full text of the Severance Plan, which is attached as Exhibit 10.3 hereto.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit Number:	Title:

10.1	Form of Performance Share Unit Award Agreement for Awards Issued in 2018 pursuant to 2014 Omnibus Incentive Compensation Plan

10.2	Form of Restricted Stock Unit Award Agreement for Awards Issued in 2018 pursuant to 2014 Omnibus Incentive Compensation Plan

10.3	Ameren Corporation Severance Plan for Ameren Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

By:	/s/ Gregory L. Nelson
Name:	Gregory L. Nelson
Title:	Senior Vice President, General Counsel and Secretary

UNION ELECTRIC COMPANY
(Registrant)

By:	/s/ Gregory L. Nelson
Name:	Gregory L. Nelson
Title:	Senior Vice President, General Counsel and Secretary

AMEREN ILLINOIS COMPANY
(Registrant)

By:	/s/ Gregory L. Nelson
Name:	Gregory L. Nelson
Title:	Senior Vice President, General Counsel and Secretary

Date: December 13, 2017